Exhibit 10.6

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS, dated as of February 28, 2019 (this “Amendment”), by and among GP COMMERCIAL CB LLC, a Delaware limited liability company (“Seller”), as seller, CITIBANK, N.A., a national banking association (including any successor and assigns thereto, “Purchaser”), as purchaser, and acknowledged and agreed to by GRANITE POINT MORTGAGE TRUST, INC., a Maryland corporation, as guarantor (“Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Master Repurchase Agreement, dated as of June 28, 2017 (the “Original Repurchase Agreement”, as amended by this Amendment, as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Seller and Purchaser each desire to make certain modifications to the Original Repurchase Agreement and the other Transaction Documents pursuant to and the terms and conditions of this Amendment;

WHEREAS, it is a condition to the effectiveness of this Amendment, that Guarantor reaffirms the terms and conditions of the Guaranty; and

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENTS TO REPURCHASE AGREEMENT

(a)                                 Article 2 of the Original Repurchase Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order therein:

“Senior Interest” shall mean a senior Participation Interest. A senior Participation Interest shall not be pari passu (unless (i) such pari passu Participation Interest is the controlling interest of the related Mortgage Loan and Seller retains legal title to the related Mortgage Note and Mortgage Loan, or (ii) if such pari passu Participation Interest is not a controlling interest, then the controlling interest of the related Mortgage Loan has been securitized in a transaction in which Guarantor or a subsidiary of Guarantor owns the entire interest other than such pari passu Participation Interest and is the controlling holder of the Mortgage Loan (such that the party retaining record title to the related Mortgage Note and Mortgage Loan is such securitization issuer)).

“Participation Certificate” shall mean the participation certificate (to the extent certificated) or other evidence of ownership of a Participation Interest.

“Participation Interest” shall mean a participation interest in a Mortgage Loan.

(b)                                 The following definitions set forth in Article 2 of the Original Repurchase Agreement are hereby amended and restated in their entirety as follows:

“Eligibility Criteria” shall mean (i) the proposed Purchased Asset is a performing Mortgage Loan, Mezzanine Loan or Senior Interest accruing interest at a floating rate based on LIBOR, (ii) after giving effect to the purchase of the proposed Purchased Asset, the Portfolio Purchase Price Debt Yield (including the proposed Purchased Asset), as determined by Purchaser, will be greater than the Minimum Portfolio Purchase Price Debt Yield, (iii) there is no monetary or material non-monetary default or event of default (beyond all applicable notice and grace periods) under the related Purchased Asset Documents, (iv) the Mortgaged Property LTV of the proposed Purchase Asset will not exceed the Mortgaged Property LTV Threshold, (v) the maximum term of the proposed Purchased Asset, including all extension options, is not more than five (5) years and (vi) after giving effect to the purchase of the proposed Purchased Asset, the aggregate outstanding Purchase Prices of all Purchased Assets which are Participation Interests shall not exceed 20% of the Facility Amount.

“Eligible Asset” shall mean any performing, floating-rate Mortgage Loan, Mezzanine Loan or Senior Interest (i) that is approved by Purchaser in its sole and absolute discretion, (ii) with respect to which, upon such Eligible Asset becoming a Purchased Asset, the applicable representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all material respects except to the extent disclosed in a Requested Exceptions Report approved by Purchaser, (iii) which, in the case of a Mortgage Loan, is secured by stabilized or un-stabilized Commercial Assets, Multifamily Assets or Hotel Assets and is not secured by a healthcare facility, construction properties, for-sale residential properties or any land loans (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly or indirectly own stabilized or un-stabilized Commercial Assets, Multifamily Assets or Hotel Assets and not any healthcare facility, construction properties, for-sale residential properties or land loans), (iv) with respect to which, in the case of a Mezzanine Loan, the related Mortgage Loan is a Purchased Asset, and (v) that satisfies the Eligibility Criteria as of any date of determination as determined by Purchaser in its sole discretion (except to the extent waived by Purchaser as of the Purchase Date).

(c)                                  Article 3(e)(iii) of the Original Repurchase Agreement is hereby amended as follows:

(i)                                     by deleting the word “and” at the end of clause (H);

(ii)                                  by deleting the period at the end of clause (I) and adding “; and” at the end of such clause; and

(iii)                               by adding the following as clause (J):

(J)                                   after giving effect to the funding of the Future Funding Advance Draw, the aggregate outstanding Purchase Prices of all Purchased Assets which are Participation Interests shall not exceed 20% of the Facility Amount.

(d)                                 Article 3(e)(i) of the Original Repurchase Agreement which begins as “Margin Excess...” is hereby amended as follows:

(i)                                     by renumbering such Article 3(e)(i) to Article 3(e)(iv);

(ii)                                  by deleting the word “and” at the end of clause (E);

(iii)                               by deleting the period at the end of clause (F) and adding “; and” at the end of such clause; and

(iv)                              by adding the following as clause (G):

(G)                               after giving effect to the funding of the Margin Excess Advance, the aggregate outstanding Purchase Prices of all Purchased Assets which are Participation Interests shall not exceed 20% of the Facility Amount.

(e)                                  Article 9(w) of the Original Repurchase Agreement is hereby amended and restated as follows:

(t)                                    Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Purchaser from Seller, (i) such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), (ii) such Purchased Assets are not subject to any right of set-off, any prior sale, transfer, assignment or participation (other than a transfer or chain of transfers from Affiliates of Seller to Seller on or prior to the Purchase Date or any Participation Interest that is subordinate or pari passu (subject to the conditions set forth in the definition of “Senior Interest”) to any Senior Interest), or any agreement (other than any Participation Agreement relating to any Purchased Asset that is a Senior Interest) by Seller to assign, convey, transfer or participate such Purchased Assets, in each case, in whole or in part, (iii) Seller is the sole record and beneficial owner of and has good and marketable title to such Purchased Assets and (iv) Seller has the right to sell and transfer such Purchased Assets to Purchaser. Upon the purchase of any Purchased Assets by Purchaser from Seller, Purchaser shall be the sole owner of such Purchased Assets free of any adverse claim existing as of the Purchase Date, subject to the terms and conditions of the Purchased Asset Documents and Seller’s rights under this Agreement.

(f)                                   Article 9(w) of the Original Repurchase Agreement is hereby amended and restated as follows:

(w)                               Delivery of Purchased Asset File. With respect to each Purchased Asset, the Mortgage Note, the Mortgage, the Assignment of Mortgage, any applicable Participation Certificate and any applicable Mezzanine Note and Mezzanine Loan Documents, and any other document required to be delivered under this Agreement and the Custodial Agreement for such Purchased Asset has been delivered to the Purchaser or the Custodian on its behalf (or shall be delivered in accordance with the time periods set forth herein).

(g)                                  Article 18(e) of the Original Repurchase Agreement is hereby amended and restated as follows:

(e)                             If Purchaser sells a participation with respect to its rights under this Agreement or under any other Transaction Document with respect to the Purchased Assets, Purchaser shall, acting for this purposes as an agent of the Seller, maintain a record of ownership (the “Participant Register”) identifying the name and address of each participant and the amount of each such participant’s interest in the Purchased Assets, provided that the Purchaser and any such other participant shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information related to a participant’s interest in any Transaction Document) to any Person except to the extent necessary to establish that such interests are in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and Purchaser shall treat each Person whose name is recorded in the Participant Register as the owners of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

ARTICLE 2

AMENDMENT TO OTHER TRANSACTION DOCUMENTS

Each Transaction Document is hereby amended such that each reference to the Master Repurchase Agreement shall mean the Original Master Repurchase Agreement as modified pursuant to the terms of this Amendment.

ARTICLE 3

REPRESENTATIONS

(a)                                 Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(i)                                all representations and warranties made by it in Article 9 of the Repurchase Agreement are true and correct in all material respects;

(ii)                             it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(iii)                          the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(iv)                         the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;

(v)                            the execution, delivery and performance of this Amendment will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both)

a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of such Seller, pursuant to any such agreement;

(vi)                              except for those obtained or filed on or prior to the date hereof, such Seller is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment;

(vii)                           this Amendment is a legal and binding obligation of such Seller and is enforceable against such Seller in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless whether enforcement is sought in a proceeding in equity or at law; and

(viii)                        this Amendment has been duly executed and delivered by it.

(b)                                 Guarantor hereby represents and warrants that:

(i)                                     all representations and warranties by Guarantor contained in the Guaranty are true and correct in all respects as of the date hereof (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date);

(ii)                                  no event has occurred and is continuing which constitutes an Event of Default under the Repurchase Agreement, the Fee Letter or any other Transaction Document, or any event that but for notice or lapse of time or both would constitute an Event of Default; and

(iii)                               no change, occurrence, or development exists that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE 4

REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT

(a)                                 Seller hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Purchaser, under each Transaction Document to which it is a party and (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Transaction Documents.

(b)                                 Guarantor hereby reaffirms the terms and conditions of the Guaranty.

(c)                                  Each of Seller and Guarantor hereby (i) agree that neither such ratification and reaffirmation above, as applicable, nor Purchaser’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Seller and/or Guarantor with respect to any subsequent modifications to the Repurchase Agreement or the other Transaction Documents and (ii) agree and acknowledge that each of the Repurchase Agreement, the Guaranty and the other Transaction Documents shall each remain in full force and effect and are each hereby ratified and confirmed.

ARTICLE 5

GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 6

MISCELLANEOUS

(a)                                 Except as expressly amended or modified hereby, the Repurchase Agreement and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b)                                 Each Seller agrees to pay or cause to be paid, as and when billed by Purchaser and as a condition precedent to the effectiveness of this Amendment, all reasonable out-of-pocket costs and expenses paid or incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable outside counsel attorneys’ fees and expenses, and documentation costs and charges.

(c)                                  This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Transaction Documents.

(d)                                 This Amendment, the Repurchase Agreement and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Amendment, the Repurchase Agreement and the other Transaction Documents. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(e)                                  Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)                                   Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, and permitted successors and assigns of such party. All covenants, promises and agreements in this Amendment, by or on behalf of Seller and

Guarantor, shall inure to the benefit of the legal representatives, successors and permitted assigns of Purchaser.

(g)                                  This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. This Amendment shall be effective and binding as of the date hereof with respect to each party hereto upon the execution and delivery by such party of its signature page of this Amendment, without regard to whether the delivery of such signature page occurs before or after any other party delivers its respective signature page.

(h)                                 The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(i)                                     This Amendment is a Transaction Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Repurchase Agreement.

(j)                                    Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Transaction Document or the priority of any such lien, charge or encumbrance over any other liens, charges or encumbrances.

(k)                                 Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of Purchaser under the Repurchase Agreement or any other Transaction Document, (ii) constitute a waiver of any provision in the Repurchase Agreement or in any of the other Transaction Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Repurchase Agreement or in any of the other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

SELLER:

GP COMMERCIAL CB LLC, a Delaware limited liability company

By:	/s/ Michael J. Karber
	Name:	Michael J. Karber
	Title:	Deputy General Counsel

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Signature Page to First Amendment to Master Repurchase Agreement and Other Transaction Documents]

PURCHASER:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
	Name:	Richard B. Schlenger
	Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Signature Page to First Amendment to Master Repurchase Agreement and Other Transaction Documents]

GUARANTOR:

GRANITE POINT MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Michael J. Karber
	Name:	Michael J. Karber
	Title:	Deputy General Counsel

[Signature Page to First Amendment to Master Repurchase Agreement and Other Transaction Documents]